UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas		75202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2011, Tenet Healthcare Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Section 382 Rights Agreement dated as of January 7, 2011 (the “Rights Agreement”), between the Company and The Bank of New York Mellon, as rights agent. The Rights Agreement pertains to those certain contingent rights to purchase Series A Junior Participating Preferred Stock, par value $0.15 per share, of the Company.

The Amendment makes certain technical changes to the definition of “Beneficial Owner”, “Beneficial Ownership” and “beneficially own” in the Rights Agreement to clarify such definition in relation to Nevada Revised Statutes Section 78.345 (Election of Directors by Order of Court Upon Failure of Regular Election). The Company’s intention to enter into the Amendment was previously disclosed on March 16, 2011 in the opinion of the Second Judicial Court of the State of Nevada in and for the County of Washoe, dismissing the lawsuit filed in January 2011 by the Louisiana Municipal Police Employees’ Retirement Fund against the Company and its board of directors.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Item 3.03	Material Modification of Rights to Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is filed as a part of this Report.

Exhibit No.	Description

4.1	Amendment dated as of May 6, 2011 to the Section 382 Rights Agreement dated as of January 7, 2011, between Tenet Healthcare Corporation and the Bank of New York Mellon, as rights agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION,

Date: May 12, 2011	By:	/s/ Gary Ruff
		Name:	Gary Ruff
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment dated as of May 6, 2011 to the Section 382 Rights Agreement dated as of January 7, 2011, between Tenet Healthcare Corporation and the Bank of New York Mellon, as rights agent.